SCHEDULE 14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

DRIL-QUIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

Dril-Quip, Inc. 13550 Hempstead Highway Houston, Texas 77040

March 25, 2004

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas on May 13, 2004 at 2:00 p.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, thank you for your continued support.

Larry E. Reimert

Co-Chairman of the Board

Gary D. Smith

Co-Chairman of the Board

J. Mike Walker

Co-Chairman of the Board

DRIL-QUIP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2004

To the Stockholders of

Dril-Quip, Inc.:

The annual meeting of stockholders of Dril-Quip, Inc. (the “Company”) will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on Thursday, May 13, 2004 at 2:00 p.m., Houston time, for the following purposes:

1.	To elect two directors to serve for a three-year term.

2.	To approve the appointment of Ernst & Young LLP as independent public accountants of the Company for 2004.

3.	To approve the 2004 Incentive Plan of Dril-Quip, Inc.

4.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed March 22, 2004 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

Gary D. Smith

Co-Chairman of the Board and Secretary

March 25, 2004

13550 Hempstead Highway

Houston, Texas 77040

Dril-Quip, Inc.

13550 Hempstead Highway

Houston, Texas 77040

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.01 per share (“Common Stock”), for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is March 25, 2004. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Ernst & Young LLP as the Company’s independent public accountants, FOR approval of the 2004 Incentive Plan of Dril-Quip, Inc. and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company’s executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 13550 Hempstead Highway, Houston, Texas 77040. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company’s executive offices.

RECORD DATE AND VOTING SECURITIES

As of the close of business on March 22, 2004, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,293,373 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned directly or indirectly as of March 18, 2004 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, director nominees and executive officers and (iii) all executive officers, director nominees and directors as a group.

	Amount of Beneficial Ownership
Name of Beneficial Owner(1)	Number of Shares	Percent of Stock
Larry E. Reimert (2)(3)	3,214,514	18.3%
Gary D. Smith (3)(4)	3,680,514	21%
J. Mike Walker (3)(5)	3,680,514	21%
Gary W. Loveless (6)	634,250	3.7%
Jerry M. Brooks (7)	32,500	*
Alexander P. Shukis	0	*
Gary L. Stone	2,000	*
All directors and executive officers as a group (7 persons)	11,244,292	62.4%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019 (8)	1,079,000	6.2%

*	Less than 1%.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The address of each such person is 13550 Hempstead Highway, Houston, Texas 77040.
(2)	Includes 231,914 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2004 and 2,982,145 shares of Common Stock held by Reimert Family Partners, Ltd., a limited partnership of which Mr. Reimert is the Managing General Partner, and with respect to which he exercises voting and investment power. Does not include 12,000 shares of Common Stock owned by Mr. Reimert’s spouse or the shares of Common Stock shown above as beneficially owned by Mr. Smith and Mr. Walker, as to which Mr. Reimert disclaims beneficial ownership.
(3)	Mr. Reimert and Reimert Family Partners, Ltd., Mr. Smith and Four Smith’s Company, Ltd., and Mr. Walker have entered into a stockholders agreement wherein each party has agreed to vote shares of Common Stock held by such party for election of one nominee to the Board of Directors proposed by each of (i) Larry E. Reimert and Reimert Family Partners, Ltd., (ii) Gary D. Smith and Four Smith’s Company, Ltd. and (iii) J. Mike Walker. The parties to the stockholders agreement may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any such group could be deemed to have beneficial ownership, for purposes of Section 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of January 31, 2004, be deemed to beneficially own an aggregate of 10,575,542 shares of Common Stock, or approximately 59% of the total number of shares of Common Stock outstanding.
(4)	Includes 231,914 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2004 and 3,448,045 shares of Common Stock held by Four Smith’s Company, Ltd., a limited partnership of which Mr. Smith and his wife, Gloria Jean Smith, are the Managing General Partners, and with respect to which they exercise voting and investment power. Mrs. Smith may also be deemed to be the beneficial owner of such shares. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Walker, as to which Mr. Smith disclaims beneficial ownership.

(5)	Includes 231,914 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2004. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Smith, as to which Mr. Walker disclaims beneficial ownership.
(6)	Includes 634,250 shares of Common Stock held by Loveless Enterprises, Ltd., a limited partnership of which Loveless Interests, L.L.C. is the Managing General Partner. Mr. Loveless is the sole manager of Loveless Interests, L.L.C., and exercises voting and investment power with respect to such shares.
(7)	Consists entirely of shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2004.
(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2004.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office, ending in 2004, 2005 and 2006, respectively. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

At the Annual Meeting, two Class I directors are to be elected to each serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2007 (or until his successor is duly elected and qualified). In accordance with the Company’s Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at the Annual Meeting is required for the election of the nominee as director. Accordingly, although abstentions and broker non-votes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors. The Board of Directors has nominated Mr. Alexander P. Shukis and Mr. Gary L. Stone to serve as the Class I Directors. Mr. Shukis and Mr. Stone are currently directors of the Company.

The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors. Management is currently unaware of any circumstances likely to render the nominees unavailable for election or unable to serve.

The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Nominees for Class I Directors for Three-Year Terms to Expire in 2007

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including each nominee’s age as of March 18, 2004, position with the Company, and business experience during the past five years.

Alexander P. Shukis, age 59, has been a Class I director of the Company since February 2003. He is chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. From July 2001 to the present, Mr. Shukis has been the Controller of Corporate Strategies, Inc., a merchant bank, and of Pro Squared, Inc., a software consulting company. From 1997 to July 2001, Mr. Shukis was self-employed, working as a business consultant. From 1995 to 1997, he was Chief Financial Officer and Director of Great Western Resources, Inc., an exploration and production company. He served as Vice President and Controller of Great Western Resources, Inc. from 1986 to 1995. Mr. Shukis holds a BBA in accounting from the University of Houston. Mr. Shukis’ current term as a director of the Company expires at the 2004 annual meeting.

Gary L. Stone, age 67, has been a Class I director of the Company since June 2001, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From January 1997 until his retirement in May 2000, he served as a Senior Vice President/First Vice President with Bank One, Texas, N.A. Mr. Stone’s current term as a director of the Company expires at the 2004 annual meeting.

Information Concerning Class II and Class III Directors

The following sets forth information concerning the Class II and Class III directors of the Company whose present terms of office will expire at the 2005 and 2006 annual meetings of stockholders, respectively, including each director’s age as of March 18, 2004, position with the Company, if any, and business experience during the past five years.

Class II

J. Mike Walker, age 60, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for manufacturing, purchasing and facilities. He has been the Director—Manufacturing, Purchasing and Facilities, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he served as the Director of Engineering, Manager of Engineering and Manager of Research and Development with Vetco Offshore, Inc. Mr. Walker holds a BSME degree from Texas A&M University, an MSME degree from the University of Texas at Austin and a Ph.D. in mechanical engineering from Texas A&M University. Mr. Walker’s current term as a director of the Company expires at the 2005 annual meeting.

Gary W. Loveless, age 61, has been a Class II director since the Company’s inception in 1981, and is a member of the Audit Committee and chairman of the Compensation Committee of the Board of Directors. From 1986 to 1997, he held various positions with Great Western Resources Corporation, most recently as Chief Executive Officer and Director. In 1997, Great Western Resources Corporation was purchased by Forcenergy Inc., and Mr. Loveless served as Vice President/Onshore Exploration and Production of Forcenergy Inc. until October 1997. Mr. Loveless served as President of Casey Kay Company, an oil and gas exploration and production company, until December 1998. In December 1998, he became Chairman and Chief Executive Officer of Square Mile Energy, L.L.C., an oil and gas exploration and production company. He holds a BSME from Texas A&M University and an MSME from the University of Texas at Austin. Mr. Loveless’s current term as a director of the Company expires at the 2005 annual meeting.

Class III

Larry E. Reimert, age 56, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for engineering, product development and finance. He has been the Director—Engineering, Product Development and Finance, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including Vice President of Technical Operations, Vice President of Engineering and Manager of Engineering. Mr. Reimert holds a BSME degree from the University of Houston and an MBA degree from Pepperdine University. Mr. Reimert’s current term as a director of the Company expires at the 2006 annual meeting.

Gary D. Smith, age 61, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for sales, service, training and administration. He has been the Director—Sales, Service, Training and Administration, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including General Manager and Vice President of Sales and Services. Mr. Smith’s current term as a director of the Company expires at the 2006 annual meeting.

Corporate Governance Matters

Controlled Company Determination

Pursuant to Rule 303A.00 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), a company of which more than 50% of the voting power is held by an individual or a group is a controlled company and need not comply with the requirements of Rules 303A.01, .04 and .05 of the NYSE Manual. These rules require, among other things:

•	a majority of independent directors on the Board of Directors;

•	a nominating/corporate governance committee with a written charter composed entirely of independent directors; and

•	a compensation committee with a written charter composed entirely of independent directors.

The Board of Directors has chosen to take advantage of the exemptions permitted by Rule 303A.00. The Board’s determination was based on the parties to the Stockholders Agreement, dated as of October 17, 1997, by and among Larry E. Reimert, Reimert Family Partners, Ltd., Gary D. Smith, Four Smith’s Company, Ltd., and J. Mike Walker, owning, collectively, more than 50% of the Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” above.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange (the “NYSE”), no board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management has an interest on the other. As a result of this review, the Board of Directors affirmatively determined that Messrs. Loveless, Shukis and Stone are independent from the Company and its management. The remaining directors, Messrs. Reimert, Smith and Walker, are members of the Company’s senior management.

In March 2004, the Board of Directors adopted the Dril-Quip, Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”) which, as contemplated by the rules of the NYSE, set forth guidelines to assist it in making independence determinations. Under the rules of the NYSE, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement. As set forth in the Corporate Governance Guidelines, a relationship falls within the guidelines if it:

•	is a type of relationship addressed in Section 303A.02(b) of the NYSE Manual, but does not preclude a determination of independence under that rule;

•	consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years; or

•	is a type of relationship addressed in Item 404 of Regulation S-K of the SEC, but does not require disclosure under that rule.

You can access the Corporate Governance Guidelines on the Investors section of the Company’s website at www.dril-quip.com. Additionally, any stockholder who so requests may obtain a printed copy of the Corporate Governance Guidelines from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Code of Business Conduct and Ethics

Pursuant to Rule 303A.10 of the NYSE Manual, the Company is required to adopt a code of business conduct and ethics for directors, officers and employees of the Company. In March 2004, the Board of Directors adopted the Dril-Quip, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which also meets the requirements of a code of ethics under Item 406 of Regulation S-K. You can access the Code of Ethics on the Investors section of the Company’s website at www.dril-quip.com. Any stockholder who so requests may obtain a printed copy of any of the Code of Ethics from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Changes in and waivers to the Code of Ethics for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet website within five business days and maintained for at least twelve months.

Committees of the Board of Directors

The Board of Directors has appointed two committees: the Audit Committee and the Compensation Committee. As a controlled company, the Board is not required to and does not have a standing nominating committee or other committee performing a similar function. As discussed below, all members of the Board participate in the consideration of director nominees.

The members of the Audit Committee are Mr. Shukis, who serves as Chairman, Mr. Loveless and Mr. Stone. All three members are “independent” under the standards of the NYSE and SEC Regulations. In addition, the Board of Directors has determined that Mr. Shukis is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The revised charter of the Audit Committee, which was adopted by the Board in March 2004, contains a detailed description of the Audit Committee’s duties and responsibilities. It is attached to this proxy statement as Annex I and is available on the Investors section of the Company’s website at www.dril-quip.com. Additionally, any stockholder who so requests may obtain a printed copy of the charter from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Under the revised charter, the Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of the Company’s internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of the Company’s independent auditors.

The members of the Compensation Committee are Mr. Loveless, who serves as Chairman, Mr. Shukis and Mr. Stone. The Compensation Committee approves remuneration arrangements and compensation plans involving the Company’s executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee recommends for approval by the Board the form and amount of director compensation. The Compensation Committee also acts on the granting of stock options to executive officers under the Company’s incentive plan (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board) and with respect to certain matters arising under each of the Co-Chairmen of the Board’s employment agreements.

Information Regarding Meetings

During 2003, the Board of Directors held five meetings. The members of the Audit Committee met four times and the Compensation Committee met two times. During 2003, all directors attended at least 75% of the meetings of the Board of Directors and the Committees thereof during the periods that they served as members.

The Company expects, but does not require, its Board members to attend the Annual Meeting. Last year all of the Board members attended the Annual Meeting.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Board solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. In addition, the Board will consider candidates submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Board will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Board. The Board will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Board. To nominate a director using this process, the stockholder must follow certain procedures required by the Bylaws which are described under “Additional Information—Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

The members of the Board are responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

•	skills and expertise complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, or other relevant expertise.

The Board may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Board will determine whether to interview the candidate, and if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Board of Directors determines the nominees.

Executive Sessions of the Board of Directors and the Presiding Director

At each regularly scheduled Board meeting, the Company’s non-management directors will hold executive sessions at which the Company’s management is not in attendance. The director who presides at these sessions will be the chairman of the Company’s Audit Committee.

Stockholder Communications

Stockholders and other interested parties may communicate directly with the Company’s independent directors by sending a written communication in an envelope addressed to “Board of Directors (Independent Members)” in care of the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Stockholders and other interested parties may communicate directly with the Company’s Board of Directors by sending a written communication in an envelope addressed to “Board of Directors” in care of the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Director Compensation

Each director who is not an employee of the Company receives an annual fee of $50,000, plus a fee of $1,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting, unless the committee meeting is held on the same day as the Board of Directors meeting. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2003 all its directors and executive officers during 2003 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except each of Messrs. Reimert, Smith, Walker and Brooks failed to file a Form 4 to report stock option awards granted on October 28, 2003. On February 10, 2004, each of Messrs. Reimert, Smith, Walker and Brooks reported these stock option awards on a Form 5.

Executive Compensation

Summary Compensation Table.    The following table sets forth information regarding the compensation of each of the Company’s three Co-Chairmen of the Board and the other executive officer of the Company (together with the Co-Chairmen, the “named officers”) for services rendered in all capacities during 2001, 2002 and 2003.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation(1)		Long-Term Compensation Awards	All Other Compensation(2)
		Salary	Bonus	Securities Underlying Options/SARs (shares)
Larry E. Reimert	2003	$449,662	$128,000	92,307	$4,000
Co-Chairman of the Board and Co-Chief Executive	2002 2001	433,308 413,846	88,000 112,000	65,095 71,665	4,000 3,400

Gary D. Smith	2003	$449,662	$128,000	92,307	$4,000
Co-Chairman of the Board and Co-Chief Executive Officer	2002 2001	433,308 413,846	88,000 112,000	65,095 71,665	4,000 3,400

J. Mike Walker	2003	$449,662	$128,000	92,307	$4,000
Co-Chairman of the Board and Co-Chief Executive	2002 2001	433,308 413,846	88,000 112,000	65,095 71,665	4,000 3,400

Jerry M. Brooks	2003	$170,039	$15,000	5,000	$3,401
Chief Financial Officer	2002 2001	162,192 153,892	12,500 15,000	5,000 5,000	3,244 3,052

(1)	Excludes perquisites and other benefits because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.
(2)	Amounts shown under All Other Compensation consist of amounts contributed or accrued under the Company’s 401(k) Plan.

Option Grants.    The following table sets forth certain information on grants of stock options during 2003 to the named officers.

Stock Options Granted in 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted in 2003 (shares)(1)	Percent of Total Options Granted to Employees in 2003	Exercise Price (per share)(2)	Expiration Date
					5% ($)	10% ($)
Larry E. Reimert	92,307	23.4%	$14.95	10/27/13	$867,868	$2,199,348
Gary D. Smith	92,307	23.4%	14.95	10/27/13	867,868	2,199,348
J. Mike Walker	92,307	23.4%	14.95	10/27/13	867,868	2,199,348
Jerry M. Brooks	5,000	1.3%	14.95	10/27/13	47,010	119,127

(1)	All the above options were granted pursuant to the 1997 Incentive Plan of Dril-Quip, Inc. on October 28, 2003 and become exercisable in increments of 25% on each of the first, second, third and fourth anniversaries of the date of grant.
(2)	The exercise price of the options granted is equal to the closing price per share of Common Stock on the NYSE on the date of grant.
(3)	The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company’s Common Stock.

Option Exercises and 2003 Year-End Option Values.    The following table sets forth certain information with respect to unexercised options to purchase Common Stock held by the named officers at December 31, 2003. None of the named officers exercised options in 2003.

Year-End 2003 Option Values

	Number of Securities Underlying Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry E. Reimert	231,914	186,533	$0	$124,614
Gary D. Smith	231,914	186,533	0	124,614
J. Mike Walker	231,914	186,533	0	124,614
Jerry M. Brooks	32,500	12,500	0	6,750

(1)	The excess, if any, of the closing price on the NYSE of Common Stock at December 31, 2003 ($16.30) over the option exercise price.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Reimert, Smith and Walker. The following summary of these agreements does not purport to be complete and is qualified by reference to them. The Company has filed the form of these agreements with the SEC. A copy of the form of these agreements may be obtained from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Each of these agreements provides for an annual base salary, as well as an annual performance bonus for each 12-month period ending on September 30 equal to up to 120% of the executive’s annual base salary, with the precise amount of the bonus determined based on specific Company performance goals. The performance goals, which are equally weighted, are based on (i) the Company’s annual earnings before interest and taxes (“EBIT”) measured against the Company’s annual budget or plan, and (ii) the Company’s annual return on capital (defined as EBIT divided by total assets less current liabilities) compared to a peer group of companies. In addition, each agreement provides that the employee will receive an annual grant of a number of options under the Company’s incentive plan equal to the employee’s base salary multiplied by three and divided by the market price of the Common Stock on the grant date. Each agreement provides that the employee’s compensation, including his annual base salary, annual performance bonus and annual grant of options, shall be reviewed at least annually by the Compensation Committee and shall be subject to increase at any time and from time to time on a basis determined by the Compensation Committee, in the exercise of its sole discretion. Each agreement also entitles the employee to participate in all of the Company’s incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate.

On October 27, 2003, each of the employment agreements had a remaining term of four years. The term of each of the employment agreements is automatically extended for one year on October 27 of every year, such that the remaining term of each agreement will never be less than three years. Each agreement is subject to the right of the Company and the employee to terminate the employee’s employment at any time. Each agreement provides that, upon termination of employment because of death or disability, or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as “for cause” in the agreement), or if employment is terminated by the employee subsequent to a change of control (as defined) or with good reason (as defined), the employee will generally be entitled to (i) a lump sum cash payment equal to the employee’s base salary through the date of termination, together with any deferred compensation previously awarded and any accrued vacation time, (ii) a lump sum cash payment equal to the annual base salary that would have been paid to the employee beginning on the date of termination and ending on the latest possible date of termination of the employment in accordance with the agreement, (iii) a lump sum cash payment equal to the annual bonus calculated in accordance with the agreement for the remaining employment period (assuming for such purpose that the annual bonus payable for each applicable period during the remaining employment period would equal the highest annual bonus paid during the last three years prior to the date of termination), (iv) immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof, and (v) continued participation in medical, dental and life insurance coverage until the employee receives equivalent coverage and benefits under other plans of a subsequent employer or the later of the death of the employee, the death of the employee’s spouse and the youngest child of the employee reaching age 21. The Company will also pay the employee any such amount as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to “parachute payments” under the Internal Revenue Code of 1986, as amended.

Each agreement also provides that, during the term of the agreement and after termination thereof, the employee shall not divulge any of the Company’s confidential information, knowledge or data. In addition, each agreement requires the employee to disclose and assign to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries made by the employee which pertain primarily to the material business activities of the Company. Each agreement also provides that, in the event that the agreement is terminated for cause or the employee voluntarily resigns (other than following a change of control or for good reason), for one year thereafter the employee will not within any country with respect to which he has devoted substantial attention to the material business interests of the Company, (i) accept employment or render services to a competitor of the Company or (ii) enter into or take part in business that would be competitive with the Company.

Certain Transactions

Registration Rights Agreement

The Company has entered into a registration rights agreement among the Company, Messrs. Reimert, Smith, Walker, and Loveless, Reimert Family Partners, Ltd., Four Smith’s Company, Ltd. and Loveless Enterprises, Ltd. (the “Registration Rights Agreement”). The Registration Rights Agreement provides for registration rights pursuant to which, upon the request of any of Messrs. Reimert, Smith and Walker (the “Requesting Holders”), the Company will file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the Common Stock subject to the agreement (“Registrable Securities”) held by such Requesting Holders and any other stockholders who are parties to the Registration Rights Agreement and who desire to sell Registrable Securities pursuant to such registration statement, subject to a maximum of two requests by each of Messrs. Reimert, Smith and Walker or their successors and assigns. In addition, subject to certain conditions and limitations, the Registration Rights Agreement provides that Messrs. Reimert, Smith, Walker and Loveless may participate in any registration by the Company (including any registration resulting from any exercise of a demand right under the Registration Rights Agreement) of any of its equity securities in an underwritten offering. The registration rights covered by the Registration Rights Agreement generally are transferable to transferees (whether by assignment or by death of the holder) of the Registrable Securities covered thereby. The Registration Rights Agreement generally terminates when all Registrable Securities (i) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, or (ii) may be distributed to the public in accordance with the provisions of Rule 144(k) (or any similar provision then in force) under the Securities Act.

Stockholders Agreement

Messrs. Reimert, Smith and Walker, Reimert Family Partners, Ltd. and Four Smith’s Company, Ltd. are parties to a stockholders agreement (the “Stockholders Agreement”) pursuant to which each party has agreed to vote the shares of Common Stock held by such party to elect to the Company’s Board of Directors one designee of Mr. Reimert and Reimert Family Partners, Ltd. (the “Reimert Stockholders”), one designee of Mr. Smith and Four Smith’s Company, Ltd. (the “Smith Stockholders”) and one designee of Mr. Walker. The rights under the Stockholders Agreement are transferable to any heir or legal representative of Messrs. Reimert, Smith or Walker who acquires Common Stock upon the death of such stockholder and who agrees to be bound by the provisions of such Agreement. In the event the Reimert Stockholders, collectively, the Smith Stockholders, collectively, or Mr. Walker (or their permitted transferees as described in the preceding sentence), own less than 10% of the total number of issued and outstanding shares of Common Stock of the Company, the rights and obligations of such person under the Stockholders Agreement are terminated.

Report of Compensation Committee on Executive Compensation

The Compensation Committee approves remuneration arrangements and compensation plans involving the Company’s directors and executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee acts on the granting of stock options to executive officers under the Company’s incentive plan (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board), and reviews annually and approves certain matters relating to each of the Co-Chairmen of the Board’s employment agreements.

There are three basic components to the compensation of the Company’s executives: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based compensation. Factors taken into account in determining compensation are the executive’s responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. Long-term equity-based compensation is generally provided in the form of stock options, which are tied directly to stockholder return. Stock options align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder’s return.

Long-term equity-based compensation is provided through the Company’s incentive plan, the objectives of which are to (i) attract and retain key employees, (ii) encourage a sense of proprietorship of these persons in the Company and (iii) stimulate the active interest of these persons in the development and financial success of the

Company. Awards to employees under the Company’s incentive plan may be made in the form of (i) stock options, (ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the date the right is exercised over a specified strike price, (iii) grants of restricted or unrestricted Common Stock or units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock or units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals (“Performance Awards”). Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company’s business units and may include one or more of the following: increased revenues, net income, stock price, market share, earnings per share, return on equity or assets, or decrease in costs.

In 2003, the Company granted options to purchase an aggregate of 281,921 shares of Common Stock to executive officers of the Company, including grants made to the Co-Chairmen of the Board pursuant to their employment agreements.

The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive’s service to the Company.

Each of the Company’s Co-Chairmen of the Board is compensated pursuant to an employment agreement which was entered into prior to the closing of the Company’s initial public offering and therefore prior to the formation of the Compensation Committee. Such employment agreements were approved by the Board of Directors as a whole, at a time when the Company’s Board consisted of the Co-Chairmen of the Board and Mr. Loveless. See “—Employment Agreements” for a description of such agreements. Each of the agreements includes compensation in the form of base salary, annual bonus and annual option grants. The annual bonus and option grants payable pursuant to such agreements are determined by formulas that are tied to the Company’s performance and stockholder return. Under the employment agreements, the amount of the executive’s annual bonus is determined by reference to (i) the Company’s performance (measured in terms of EBIT) compared to the Company’s annual budget and (ii) the Company’s annual return on capital compared to that of an industry peer group.

In accordance with the employment agreements, at the beginning of 2003, the Compensation Committee approved the Company’s 2003 budget and the industry peer group for the purposes of calculating the bonuses for the 2003 bonus year for the Co-Chairmen of the Board. In calculating the bonuses for the 2003 bonus year, in accordance with the employment agreements, the Compensation Committee reviewed the Company’s EBIT and return on capital for the year ended December 31, 2003, as calculated by the Company’s independent public accountants, and calculated the return on capital for the Company’s peer group for the same period. The two performance factors were equally weighted as required by the employment agreements. In addition to an annual bonus, each such executive received an annual grant of options that is based upon a formula tied to the Company’s stock price. The Compensation Committee reviews annually the amount of the base salary, annual bonus and annual option grants for each of the Co-Chairmen of the Board, and may increase (but not decrease) such amounts on a basis determined by the Compensation Committee in its sole discretion. In 2003, the Compensation Committee increased the base salary under the employment agreements to $460,000, effective October 13, 2003, based on the performance of the Co-Chairmen of the Board and the Company during 2003. In addition to their annual compensation, each of the Co-Chairmen of the Board is a significant stockholder of the Company, which provides effective long-term performance incentive tied directly to stockholder return.

The Compensation Committee

Gary W. Loveless

Gary L. Stone

Alexander P. Shukis

Report of the Audit Committee

The Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of the Company’s internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2003 with management and has discussed with Ernst & Young LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, with respect to those audited financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has reviewed, evaluated and discussed with Ernst & Young LLP its independence in connection with its audit of the Company’s most recent financial statements.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Gary W. Loveless

Alexander P. Shukis

Gary L. Stone

Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits (to $1 million annually per covered executive) the deductibility for federal income tax purposes of non-performance based compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. All options granted under the Company’s incentive plan in fiscal year 2003 will qualify as performance based for an exemption from the application of Section 162(m) of the Code.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Standard & Poor’s 500 Stock Index and the PHLX Oil Service Sector Index over the period from December 31, 1998 to December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 in the Common Stock and in each of the other indices and the reinvestment of all dividends, if any.

PROPOSAL II

APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the approval of the appointment of Ernst & Young LLP as independent public accountants to conduct an audit of the Company’s financial statements for the year 2004. This firm has acted as independent public accountants for the Company for many years.

Fees

Aggregate fees for professional services rendered for the Company by Ernst & Young LLP as of or for the years ended December 31, 2003 and 2002, were as follows:

		2003	2002
1.	Audit	$237,550	$216,220
2.	Audit Related	0	0
3.	Tax	120,000	104,432
4.	All Other	0	38,488

	Total:	$357,550	$359,140

The Audit fees for 2003 and 2002 were for professional services rendered for the audits of the Company’s consolidated financial statements and the review of those financial statements included in the Company’s quarterly reports on Forms 10-Q.

Tax fees billed during 2003 and 2002 were for services related to tax compliance, tax advice and expatriate tax services.

All Other fees billed during 2002 were for consulting services related to international operations.

The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditor has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.

The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above were approved by the Audit Committee pursuant to de minimis exception to the pre-approval provisions set forth in applicable rules of the SEC.

The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent public accountants. In accordance with the Company’s Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

PROPOSAL III

APPROVAL OF 2004 INCENTIVE PLAN

On March 18, 2004, the Board of Directors approved, subject to stockholder approval, the 2004 Incentive Plan of Dril-Quip, Inc., which we refer to as the “2004 plan.” The Company has elected to propose this new equity incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve equity incentive compensation provided by the Company for its employees;

•	enable certain compensation agreements to meet the requirements of Section 162(m) of the Internal Revenue Code necessary to maintain the deductibility of certain performance-based compensation;

•	authorize additional shares for issuance pursuant to Dril-Quip’s equity compensation strategy, since as of December 31, 2003 only 348,147 shares remain available for awards under Dril-Quip’s existing incentive plan (see page 23).

The 2004 plan shall also align the interests of the Company’s employees to the interests of its stockholders while rewarding outstanding contributions to the success and profitability of the Company. The 2004 plan is also intended to strengthen the Company’s ability to attract and retain talented employees. The 2004 plan should also align the interest of the Company’s employees to the interests of its stockholders.

If the stockholders approve the 2004 plan, then no additional awards will be granted under the existing incentive plan (the 1997 Incentive Plan of Dril-Quip, Inc.) from and after the date of the stockholder meeting. Any previously granted awards which are currently outstanding under the existing incentive plan will remain outstanding in accordance with their terms.

The 2004 plan is intended to provide the Company the means by which to pay annual incentive compensation as well as long-term equity incentive compensation to its employees. The Company expects that the types of awards that will be used for employees under the 2004 plan will initially be primarily stock options.

Description of the Incentive Plan

The following is a summary of the material terms of the 2004 plan and is qualified in its entirety by reference to the complete text of the 2004 plan, which is attached to this proxy statement as Annex II.

Eligibility.    Salaried employees of the Company and its subsidiaries are eligible to be considered for awards under the 2004 plan. Individuals who have agreed to become an employee of the Company or its subsidiaries within six months of the date of grant are also eligible for awards under the 2004 plan. The Company and its subsidiaries currently have approximately 1,250 employees.

Shares Available for Awards.    Up to 1,348,147 shares of Common Stock may be issued under the 2004 plan, which includes the shares reserved but not subject to outstanding awards under the Company’s existing equity compensation plan. All of the shares available for awards may be granted as incentive stock options or nonqualified options in the discretion of the Compensation Committee. Shares of Common Stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by the Company. The closing price per share of Common Stock on March 19, 2004 as reported on the NYSE composite transaction reporting system was $16.07.

Shares subject to awards under the 2004 plan or the existing incentive plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the 2004 plan.

The Board of Directors may make appropriate adjustments in the number of shares available under the 2004 plan and the per person award limits noted below to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders or other similar event.

Administration.    The Compensation Committee has initially been designated by the Board of Directors to administer all awards under the 2004 plan. The Compensation Committee has the discretion to determine the employees who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2004 plan. In addition, the Compensation Committee has full and final authority to interpret the 2004 plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2004 plan.

Subject to certain restrictions contained in the 2004 plan, the Compensation Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to, by the recipient of the award.

To the extent allowed by applicable law, the Board of Directors or the Compensation Committee may delegate to any Chairman of the Board or another senior officer its authority under the 2004 plan, other than the authority to make grants to officers.

Employee Awards.    At the discretion of the Compensation Committee, employees may be granted awards under the 2004 plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem.

Stock Options.    The 2004 plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options.

A stock option is a right to purchase a specified number of shares of Common Stock at a specified grant price. All stock options granted under the 2004 plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 plan) of Common Stock on the date of grant. The grant price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the Compensation Committee as of the grant date. Stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Compensation Committee and elected by the participant, by means of tendering previously owned shares of Common Stock or shares issued pursuant to an award under the 2004 plan or another compensation equity plan.

Stock Appreciation Rights.    The 2004 plan also provides for the granting of stock appreciation rights or SARs to employees. A SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock over a specified grant price. The terms of a SAR will be established by the Compensation Committee.

Stock Awards.    The 2004 plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee. At the discretion of the Compensation Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards.    The 2004 plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2004 plan will be determined by the Compensation Committee.

Performance Awards.    Any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be decided by the Compensation Committee. Performance awards under the 2004 plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation.

In making qualified awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units of the Company or the applicable sector, or to the Company as a whole: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. A performance goal may also be based on performance relative to a peer group of companies.

Award Limitations.    Under the 2004 plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 300,000 shares of Common Stock;

•	stock awards covering more than 10,000 shares of Common Stock; or

•	cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $1,000,000.

Deferred Payment.    At the discretion of the Compensation Committee, amounts payable in respect of awards granted under the 2004 plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination.    The Board of Directors may amend, modify, suspend, or terminate the 2004 plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to approval by the stockholders if such approval is required by law or the requirements of the exchange on which the Common Stock is listed. Furthermore, without the prior approval of the stockholders, stock options issued under the 2004 plan will not be repriced.

Effective Date; Term.    The 2004 plan will be effective as of the date of approval of the stockholders. No awards may be made following the tenth anniversary of the date of stockholder approval.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Stock Options and Stock Appreciation Rights.    Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by the Company) in an amount equal to the excess of: the amount of cash and the fair market value on the date of exercise of the Common Stock received over the exercise price (if any) paid for the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of Common Stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company, or one of its subsidiaries, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company or one of its subsidiaries will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Cash Awards; Stock Unit Awards; Stock Awards.    An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in Common Stock but rather will generally recognize ordinary compensation income at the time the employee receives Common Stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the Common Stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a stock award or performance award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the Common Stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility.    Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2004 plan permits the Compensation Committee to structure grants and awards made under the 2004 plan to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m). However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the 2004 plan. In accordance with the Company’s Bylaws and the rules of the NYSE, approval of the 2004 plan will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Common Stock entitled to vote. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the effect of negative votes. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Equity Compensation Plan Information

The table below sets forth the following information about the Common Stock that may be issued under the Company’s existing equity compensation plan as of December 31, 2003. The Company’s existing equity compensation plan has been approved by the stockholders of the Company. The table does not include information regarding the 2004 plan which is subject to stockholder approval at the annual meeting.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by stockholders (1)	2,003,480	$21.0363	348,147
Equity compensation plans not approved by stockholders	—	—	—

Total	2,003,480		348,147

(1)	Consists of the 1997 Incentive Plan of Dril-Quip, Inc., as amended.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

Stockholder Proposals for 2005 Meeting

In order to be included in the Company’s proxy material for its annual meeting of stockholders in 2005, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before November 26, 2004 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

Advance Notice Required for Stockholder Nominations and Proposals

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting to be held in 2005 if it is received by February 14, 2005. In the case of director nominations by stockholders, the Bylaws require that 90 days’ advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and (d) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director if elected. The stockholder giving the notice must also include the name and address, as they appear on the Company’s books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that 90 days advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company’s Secretary on or before February 16, 2004. The Company received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

Annual Report

The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2003, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

By Order of the Board of Directors

Gary D. Smith

Co-Chairman of the Board and Secretary

March 25, 2004

ANNEX I

DRIL-QUIP, INC.

(the “Company”)

Audit Committee Charter

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

The Audit Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors, each of whom shall serve at the discretion of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors shall also elect a Chairman of the Audit Committee. The members of the Audit Committee shall meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Company will seek to have at least one member of the Audit Committee who is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least quarterly. The Chairman of the Audit Committee, together with other members of the Audit Committee and senior management as appropriate, shall be responsible for developing a written agenda for each meeting. The Chairman shall preside at the meetings of the Audit Committee. In the absence of the Chairman, the majority of the members of the Audit Committee present at a meeting shall appoint a member to preside at the meeting. The Audit Committee shall make regular reports to the Board, and all formal actions of the Audit Committee shall be reported to the Board at or prior to the next regular meeting of the Board, accompanied by any recommendations to the Board approved by the Audit Committee. The Audit Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as may be necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested.

Authority and Responsibilities

The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall:

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

•	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

•	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies.

•	analyses prepared by management and/or the independent auditors regarding critical accounting policies and practices and other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

•	Review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal control over financial reporting, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

2

•	Review and discuss with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s co-chief executive officers and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Review the capabilities and performance of the lead partner of the independent auditors.

•	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

•	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

•	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company.

•	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

3

•	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control over financial reporting.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Obtain reports from management and the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethical Practices.

•	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethical Practices.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with management legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

•	Review annually the Audit Committee’s own performance.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Conduct.

The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or representative of the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

As adopted by the Board of Directors on March 18, 2004.

4

ANNEX II

2004 INCENTIVE PLAN

of

DRIL-QUIP, INC.

1. Establishment of This Plan.    Dril-Quip, Inc., a Delaware corporation (the “Company”), established the 2004 Incentive Plan of Dril-Quip, Inc. (this “Plan”) on March 18, 2004 subject to stockholder approval as provided in Paragraph 18. References in this Plan to “Paragraphs” are to Paragraphs of this Plan.

2. Definitions.    As used in this Plan, the following terms have the following respective meanings:

“Annual Meeting” means the annual meeting of the stockholders of the Company, which is held pursuant to Section 211(b) of the Delaware General Corporation Law.

“Authorized Officer” means any Chairman of the Board (or any other senior officer of the Company to whom any Chairman of the Board delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

“Award” means an Employee Award.

“Award Agreement” means any Employee Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee of the Board designated by the Board, which shall initially be the Compensation Committee of the Board, consisting of at least two nonemployee members of the Board.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Dril-Quip, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

“Employee” means any salaried employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant under this Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish consistent with the terms of this Plan.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee that sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock on

1

the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed, but are quoted on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., the closing price per share of Common Stock reported by the consolidated transaction reporting system for The Nasdaq National Market on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the closing bid price on that date or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by The Nasdaq Stock Market, Inc. or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award will be earned.

“Prior Plan” means the 1997 Incentive Plan of Dril-Quip, Inc. as established September 19, 1997 and amended as of March 16, 2001.

“Restricted Stock” means any Common Stock that has its transfer restricted or that is subject to forfeiture provisions as provided in the Award Agreement relating thereto.

“Restriction Period” means a period of time beginning as of the effective date as of which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Objectives.    The Company has designed this Plan (i) to attract and retain key Employees, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company and its Subsidiaries by making Awards under this Plan.

2

4. Eligibility.    Key Employees eligible for Employee Awards are those assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

5. Common Stock Available for Awards.    Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,348,147 shares of Common Stock. No more than 1,348,147 shares of Common Stock will be used for Awards of Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does not involve Common Stock will again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) The Committee will administer this Plan.

(b) Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of any Employee Award, accelerate the vesting or exercisability of any Employee Award, eliminate or make less restrictive any restrictions contained in any Employee Award, waive any restriction or other provision of this Plan or any Employee Award or otherwise amend or modify any Employee Award in any manner that is either (i) not adverse to the Participant to whom that Employee Award was granted or (ii) consented to in writing by that Participant; provided that the exercise price of an outstanding Option will not be reduced without approval of the stockholders of the Company. The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes an Employee within that time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority.    The Committee may delegate to any Chairman of the Board and to other senior officers of the Company its duties under this Plan on such terms and subject to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Employee Participants who are subject to Section 16 of the Exchange Act.

3

8. Employee Awards.

(a) The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. Each Employee Award will be evidenced by an Employee Award Agreement containing such terms, conditions and limitations as the Committee determines in its sole discretion and signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replacement of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. No option may be granted in exchange or in replacement of an option having a higher exercise price. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as set forth in the applicable Employee Award Agreement.

(i) Stock Option.    An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.

(ii) Stock Appreciation Right.    An Employee Award may be in the form of a SAR. The Committee will determine the terms, conditions and limitations applicable to each SAR awarded pursuant to this Plan, including its term and the date or dates on which it becomes exercisable.

(iii) Stock Award.    An Employee Award may be in the form of a Stock Award. The Committee will determine the terms, conditions and limitations applicable to each Stock Award granted pursuant to this Plan.

(iv) Cash Award.    An Employee Award may be in the form of a Cash Award. The Committee will determine the terms, conditions and limitations applicable to each Cash Award granted pursuant to this Plan.

(v) Performance Award.    Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) and, in any event, while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company or the Company as a whole and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting

4

economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i) or any successor law or regulation, and the Committee in establishing such goals and interpreting the Plan will be guided by those provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations will apply to each Employee Award:

(i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 10,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $1,000,000.

9. Payment of Awards.

(a) General.    Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of their Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock are to be issued at the end of their Restricted Period, the right to receive those shares will be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral.    With the approval of the Committee, amounts payable in respect of Employee Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards in accordance with procedures the Committee establishes. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

(c) Dividends and Interest.    Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(d) Substitution of Awards.    At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute any Employee Award for another Employee Award or Awards of the same or a different type.

5

10. Stock Option Exercise.    The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase those shares by means of tendering Common Stock or surrendering another Award, including shares of Restricted Stock, valued at their Fair Market Value per share on the date of exercise or any combination thereof. The Committee will determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards; provided, that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of Employee Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option that equals the number of shares of Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.

11. Taxes.    The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan or at the time otherwise required by applicable law, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

12. Amendment, Modification, Suspension or Termination.    The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Common Stock is listed.

13. Assignability.    Unless otherwise determined by the Committee and provided in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 will be null and void.

14. Adjustments.

(a) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) If any subdivision, split or combination of outstanding shares of Common Stock or any declaration of a dividend payable in shares of Common Stock occurs, then, except with respect to the Awards

6

outstanding immediately prior to the Closing Date and consisting of Options, (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock-based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv) and (v) of the preceding sentence to give effect to that transaction; provided, that such adjustments will be only those as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of those Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee will be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

15. Restrictions.    No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

16. Unfunded Plan.    Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely on any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

18. Effectiveness; Term.    The Plan was established by the Board of Directors effective as of March 18, 2004 subject to the approval of the stockholders at the 2004 Annual Meeting. No Awards shall be made after the tenth anniversary of the date that stockholders approve the Plan.

7

DRIL-QUIP, INC.

The undersigned hereby appoints J. Mike Walker and Jerry M. Brooks, jointly and severally, as proxy holders, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the "Company") to be held on Thursday, May 13, 2004, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, at 2:00 p.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED BELOW, FOR APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004 AND FOR APPROVAL OF THE 2004 INCENTIVE PLAN OF DRIL-QUIP, INC.

See Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

DRIL-QUIP, INC.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, NOMINEES:
   01 Alexander P. Shukis
   02 Gary L. Stone

FOR all nominees listed (except as indicated below)	WITHHELD FOR ALL
☐	☐

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

____

	FOR	AGAINST	ABSTAIN
2. Approval of the appointment of Ernst & Young LLP as the company's independent public accountants for the fiscal year ending December 31, 2004	☐	☐	☐
3. Approval of the 2004 Incentive Plan of Dril-Quip, Inc.	☐	☐	☐

Dated: ______________________________, 2004

____
(Signature)

____
(Signature)
Sign exactly as name appears hereon.

(Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.

▲ FOLD AND DETACH HERE ▲